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                       [DAY CAMPBELL & MCGILL LETTERHEAD]



August 5, 1996

Long Distance Direct Holdings, Inc.
1 Blue Hill Plaza
Pearl River, New York 10965

         Re: Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Long Distance Direct Holdings, Inc., a Nevada corporation (the "Company"), and in such capacity have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by the Company on or about August 5, 1996, in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 2,000,000 shares of common stock, $.001 par value per share, of the Company (the "Shares"). The Shares are to be sold by the Company upon the exercise of stock options to be granted by the Company under its 1995 Stock Option Plan, as amended. The Shares will be offered and sold pursuant to the Company's Registration Statement filed with the Commission.

         As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable, and have examined the originals, or copies certified to our satisfaction as being true copies of the originals, of those corporate records, certificates, documents and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied, without independent investigation, upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

         On the basis of the foregoing, and relying solely thereon, we are of the opinion that he Shares are duly authorized and, provided the Shares are issued, delivered and paid for in the

                                    Exhibit 5
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Long Distance Direct Holdings, Inc.
August 5, 1996
Page 2

manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            DAY  CAMPBELL & McGILL